  Exhibit 10.2

EMPLOYMENT AND NON-COMPETITION AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), executed this 15th day of November 2019 (the “Effective Date”) is between IOTA Communications, Inc., a Delaware corporation (the “Employer" or the "Company"), and Brian Ray, an individual resident of the State of Maryland (“Employee”).
R E C I T A L S:

A.
Employee is knowledgeable with respect to the business of the Employer, including the business to be engaged in by Employer following Employer’s acquisition of assets from Link Labs, Inc. (“Link”) pursuant to an Asset Purchase Agreement dated as of the Effective Date among Employer, Link and the stockholders of Link.

B.
Employer desires to offer employment to Employee and Employee desires to be employed by Employer.

C.
Employer and Employee agree to enter into an Employment Agreement providing for the term set forth in Section 3 below, with automatic annual one-year renewals thereafter on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of Employer’s agreement to employ Employee pursuant to the terms of this Agreement and Employee’s future employment with Employer, and other good and valuable consideration, the parties agree as follows:

Section 1. Employment. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and subject to the conditions stated in this Agreement.

Section 2. Duties. Employee shall be employed as the Chief Technology Officer of Employer, or such other comparable positions with Employer to which he may be appointed by the Chief Executive Officer of Employer (the “CEO”). Employee shall have such duties and responsibilities as are normally associated with the foregoing position and such additional duties and responsibilities as he may be assigned from time to time by the CEO. It is understood that Employee may be requested from time to time to provide assistance or services to Employer’s Affiliates (defined below). Employee shall perform such services without additional compensation other than the compensation set forth in this Agreement. Employee agrees to devote his full work time and best efforts to the performance of the duties as an employee of Employer and to the performance of such other duties as assigned him from time to time by Employer. As used herein, the term “Affiliates” means with respect to an entity, any entity controlled by, controlling or under common control with such entity.

Section 3. Term. The Agreement shall commence on the Effective Date and continue through November 14, 2021 (the “Initial Term”). Unless Employer or Employee shall provide the other with at least 60 days written notice, this Agreement shall automatically renew thereafter on the anniversary of this Agreement for an additional one-year term, commencing on such anniversary date and continuing for 12 months thereafter (each, an “Extension Term” and together with the Initial Term, the “Employment Period”). The foregoing notwithstanding, the Employment Period may be terminated early in accordance with Section 6 of this Agreement.

Section 4. Compensation and Benefits. In consideration for the services of Employee hereunder, Employer shall compensate Employee as follows during the Employment Period:

(a) Base Salary. Employer shall pay Employee a base salary at the rate of at least $250,000 per year, payable in accordance with the regular payroll practices of Employer for employees. The Base Salary shall be reviewed annually by the board of directors of Employer (the “Board”) during the last quarter of each contract year and shall be increased by such amount, if any, as the Board shall deem appropriate, based upon market factors, effective as of the first day of the next contract year.

(b) Bonuses. Employee shall be eligible to receive such annual bonuses from Employer at the discretion of the Board in an amount of up to 50% of the annual base salary based upon the achievement of milestones established by the Board. The Board shall provide written milestone guidance to Employee within 90 days of Effective Date. If written business objectives are not established for Employee within 90 days, 50% bonus will be paid in full.

(c) Stock Options. On the Effective Date, Employee shall receive stock options to purchase 1,000,000 shares of Employer’s common stock under Employer’s 2017 Equity Incentive Plan. Options to purchase 250,000 of such shares shall vest on the 1-year anniversary of the Effective Date. The remaining unvested shares shall vest monthly thereafter on a pro-rata basis over the 36-month period following such 1-year anniversary. Following the Effective Date, Employee will be eligible to receive additional stock options at the discretion of the Board. All common stock of Employer acquired by Employee shall be acquired by Employee for his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Employee reserves the right to dispose of such common stock at any time in accordance with or pursuant to an effective registration statement covering such common stock, or an available exemption under the Securities Act. The Employee agrees not to sell, hypothecate or otherwise transfer such common stock unless such common stock is registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Employer, an exemption from such law is available. Employee further agrees not to sell any such common stock while in possession of material, non-public information.

(d) Vacation. Employee shall be entitled to paid vacation and time off in accordance with Employer’s vacation and absence policy, as it may be modified from time to time during Employee’s employment hereunder; provided that Employee will have no less than four (4) weeks of paid vacation per annum.

(e) Group Insurance Benefits. Employee shall be entitled to participate in Employer’s group health, life and disability programs as are made available to Employer’s other employees and Employee’s participation in such programs shall be at the same rates that are available to Employer’s other employees. Nothing herein shall be deemed to require Employer to adopt and maintain a group health, life and disability program or to limit or prohibit Employer’s right to amend or terminate any group health, life or disability program adopted by Employer.

(f) Savings Plans. Employee shall be entitled to participate in Employer’s 401(k) savings plan, profit sharing plan, or other retirement or savings plans as are made available to Employer’s employees on the same terms that are available to Employer’s employees. Nothing herein shall be deemed to require Employer to adopt and maintain a 401(k) savings plan or other retirement or savings plans or to limit or prohibit Employer’s right to amend or terminate any 401(k) savings plan or other retirement or savings plans adopted by Employer.

Section 5. Expenses. The parties anticipate that in connection with the services to be performed by Employee pursuant to the terms of this Agreement, Employee may be required to make payments for travel, entertainment and similar expenses. In the event that any such expenses are paid by Employee using personal funds, Employer shall promptly reimburse Employee for such expenses upon presentation of receipts therefor or other reasonable evidence thereof. Notwithstanding the foregoing, expense reimbursements shall require prior written approval by Employer. Employee shall also comply with such budget limitations and approvals and reporting requirements with respect to expenses as Employer may reasonably establish from time to time for all employees.

Section 6. Termination.

(a) General. Employee’s employment hereunder shall commence on the Effective Date and continue until the end of the Employment Period, except that the employment of Employee hereunder shall terminate prior to such time in accordance with the following:

(i) Death or Disability. Upon the death of Employee during the Employment Period or, at the option of Employer, in the event of Employee’s Disability, upon 30 days’ notice to Employee. “Disability” with respect to Employee shall be deemed to exist if Employee meets the definition of either “disabled” or “disability” under the terms of Employer’s long-term disability benefit program (including the definitions for total or partial disability) or if there is no such definition or program, if Employee is unable to perform his obligations under this Agreement for a period of 30 consecutive days or 60 days in any twelve month period. Any refusal by Employee to submit to a reasonable medical examination to determine whether Employee is so disabled shall be deemed to constitute conclusive evidence of Employee’s non-disability.

(ii) For Cause. Immediately upon written notice from Employer specifying that one or more of the following events has occurred (except that Employee shall have 14 days after such notice to cure or otherwise resolve the occurrence of the events set forth in paragraphs 3, 4 or 5):

(1)
Employee is convicted of fraud, bribery, embezzlement or other material dishonesty with the respect to the business of Employer, or Employer discovers that Employee has been convicted of any such act in the past with respect to a previous employer; or

(2)
Employee is convicted of a felony or any criminal act involving moral turpitude or Employer discovers that Employee has been convicted of any such act in the past; or

(3)
Employee commits a material breach of any of the covenants, representations, terms or provisions hereof (for purposes of this Section 6(a)(ii)(3), a material breach shall be a breach that materially and adversely affects Employer’s business or reputation); or

(4)
Employee violates any material instructions or policies of Employer with respect to the operation of its business or affairs or Employee fails in a material way to obey written directions delivered to Employee by the CEO, provided that Employee shall not be subject to termination if Employee can reasonably demonstrate that any verbal or written instruction or direction is illegal or unethical or would require Employee to perform an illegal or unethical act; or

(5)
Employee commits or omits to perform any act the performance of which, or the omission of which, constitutes substantial failure of Employee to diligently and effectively perform his duties to Employer or has a material adverse effect or could materially adversely affect Employer’s business reputation; or

(6)
Employee uses drugs that are illegal according to U.S. federal law.

(iii) By Employee for Good Reason. Employee may terminate his employment hereunder for Good Reason upon written notice to the Company setting forth the nature of such Good Reason in reasonable detail (except that Employer shall have 14 days after such notice to cure or otherwise resolve the occurrence of the events set forth in paragraphs 1, 2, 3). “Good Reason” shall mean:

(1)
Employer commits a material breach of any of the covenants, representations, terms or provisions hereof or fails to provide Employee the Base Salary and incentive compensation and benefits in accordance with the terms of Section 4 herein; or

(2)
any material and adverse diminution in Employee’s duties or responsibilities with Employer; or

(3)
at any time upon written notice by Employee to Employer within 12 months after (A) a merger or consolidation of Employer with any person or entity; or (B) the sale, lease, or other disposition of all or substantially all of Employer’s assets to any person or entity; unless in each case, the majority of the Board or other governing body of the surviving person, entity or acquirer, as the case may be, is the same as the majority of the Board immediately before such transaction.

(iv) Voluntary Termination. Either Party may voluntarily terminate the employment of Employee upon thirty (30) days’ written notice to the other. Any such termination by Employer shall be without Cause if the notice of termination fails to specify one of the reasons set forth in Section 6(a)(ii) (or if any such reason is specified that may be cured by Employee has been cured within the applicable cure period). Any such termination by Employee shall be without Good Reason if the notice of termination fails to specify one of the reasons set forth in Section 6(a)(iii) (or if any such reason is specified that may be cured by Employer has been cured within the applicable cure period).

(b)
Severance Benefits.

(i) In the event that Employee’s employment hereunder is terminated as a result of Employee’s death or disability pursuant to Section 6(a)(i), Employer shall pay Employee (or his estate) a cash amount equal to Employee’s Base Salary for the lesser of (A) the period prior to the commencement of benefits under any death or disability insurance provided by Employer; or (B) the remaining term of this Agreement (without further renewals). In addition to the payment under the first sentence of this subsection, Employer shall pay all unpaid expense reimbursements under Section 5 for expenses incurred in accordance with the terms hereof prior to termination, and all accrued compensation as of the date of termination.

(ii) In the event that Employee’s employment hereunder is terminated by Employer for Cause pursuant to Section 6(a)(ii), Employee provides Employer notice that the Agreement will not be renewed for any Extension Term, or voluntarily by Employee pursuant to Section 6(a)(iv), Employer shall have no obligation to make any payments to Employee except for payments of Employee’s Base Salary accruing prior to the date of termination.

(iii) In the event that Employee’s employment hereunder is terminated by Employee for Good Reason pursuant to Section 6(a)(iii), Employer provides Employee with notice that the Agreement will not be renewed for any Extension Term, or voluntarily by Employer pursuant to Section 6(a)(iv), Employer shall pay Employee a cash amount equal to Employee’s Base Salary for a period of twelve (12) months; and all options, grants, or other rights issued to Employee under Employer’s 2017 Equity Incentive Plan, shall immediately vest and be exercisable for the lesser of twelve (12) months or the remaining term of such rights, whichever is less. For the purposes of this paragraph 6(b)(iii), Employee will be deemed to have been employed by Employer on the Effective Date.

This Section 6 shall survive any expiration or termination of this Agreement or Employee’s employment hereunder.

Section 7. Inventions; Assignment.

(a) Inventions Defined. All rights to discoveries, inventions, improvements, designs and innovations (including all data and records pertaining thereto) that relate to the business of Employer, including its Affiliates, whether or not able to be patented, copyrighted or reduced to writing, that Employee may discover, invent or originate during the term of his employment hereunder either alone or with others and whether or not during working hours or by the use of the facilities of Employer (“Inventions”), shall be the exclusive property of Employer. Employee shall promptly disclose all Inventions to Employer, shall execute at the request of Employer any assignments or other documents Employer may deem necessary to protect or perfect its rights therein, and shall assist Employer, at Employer’s expense, in obtaining, defending and enforcing Employer’s rights therein. Employee hereby appoints Employer as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by Employer to protect or perfect its rights to any Inventions.

(b) Covenant to Assign and Cooperate. Without limiting the generality of the foregoing, Employee shall assign and transfer to Employer the worldwide right, title and interest of Employee in the Inventions. Employee agrees that Employer may apply for and receive patent rights (including Letters Patent in the United States) for the Inventions in Employer’s name in such countries as may be determined solely by Employer. Employee shall communicate to Employer all facts known to Employee relating to the Inventions and shall cooperate with Employer’s reasonable requests in connection with vesting title to the Inventions and related patents exclusively in Employer and in connection with obtaining, maintaining and protecting Employer’s exclusive patent rights in the Inventions.

(c) Successors and Assigns. Employee’s obligations under this Section 7 shall inure to the benefit of Employer, its Affiliates and their respective successors and assigns and shall survive the expiration of the term of this Agreement for such time as may be necessary to protect the proprietary rights of Employer and its Affiliates in the Inventions.

Section 8. Confidential Information.

(a) Acknowledgment of Proprietary Interest. Employee acknowledges the proprietary interest of Employer and its Affiliates in all Confidential Information (as defined below). Employee agrees that all Confidential Information learned by Employee during his employment with Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, is and shall remain the exclusive property of Employer. Employee further acknowledges and agrees that his disclosure of any Confidential Information may result in irreparable injury and damage to Employer.

(b) Confidential Information Defined. “Confidential Information” means all trade secrets, copyrightable works, confidential or proprietary information of Employer or its Affiliates, including without limitation, (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data, (iv) proprietary computer programs and codes, (v) drawings, designs, plans and proposals, marketing and sales programs, (vii) the identities of clients or customers, (viii) historical financial information and financial projections, (ix) pricing formulae and policies, (x) all other concepts, ideas, materials and information prepared or performed for or by Employer and (xi) all information related to the business, services, products, purchases or sales of Employer or any of its suppliers and customers, other than information that is publicly available.

(c) Covenant Not To Divulge Confidential Information. Employer is entitled to prevent the disclosure of Confidential Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer to further the business of Employer, and not to use except in the pursuit of the business of Employer, the Confidential Information, without the prior written consent of Employer.

(d) Return of Materials at Termination. In the event of any termination or cessation of his employment with Employer for any reason, Employee shall promptly deliver to Employer all documents, data and other information derived from or otherwise pertaining to Confidential Information. Employee shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Confidential Information.

(e) The obligations of Employee set forth in this Section 8 shall not apply to any information that (i) enters the public domain or is generally known to the public without any failure on the part of Employee to honor any obligation under this Section 8, (ii) is disclosed by Employer to a third party without restriction as to such information’s disclosure, (iii) is disclosed by a person or entity not subject to restrictions concerning the disclosure of such information, or (vi) is required to be disclosed pursuant to court order or other legal process.

(f) With respect to Employer’s trade secrets and subject to Section 8(e), this Section 8 shall indefinitely survive any expiration or termination of this Agreement. As to all other Confidential Information, this Section 8 shall expire three (3) years after any expiration or termination of this Agreement.

Section 9. Non-Solicitation.

(a) Solicitation of Employees. During Employee’s employment with Employer and for a period equal to the greater of (i) 12 months after termination of such employment at any time and for any reason, or (ii) the term of any severance benefits payable under Section 6 hereof, Employee shall not solicit, participate in or promote the solicitation of any person who was employed by Employer or any of its Affiliates at the time of Employee’s termination of employment with Employer to leave the employ of Employer or any of its Affiliates, or, on behalf of himself or any other person, hire, employ or engage any such person. Employee further agrees that, during such time, if an employee of Employer or any of its Affiliates contacts Employee about prospective employment, Employee will inform such employee that he or she cannot discuss the matter further without the consent of Employer (and the applicable Affiliate).

(b) Solicitation of Clients, Customers, Etc. During Employee’s employment with Employer and for a period of 12 months after termination of Employee’s employment at any time and for any reason, Employee shall not, directly or indirectly, solicit any person who during any portion of the time of Employee’s employment or at the time of termination of Employee’s employment with Employer, was a client, customer, policyholder, vendor, consultant or agent of Employer or its Affiliates to discontinue business, in whole or in part, with Employer or its Affiliates. Employee further agrees that, during such time, if such a client, customer, policyholder, vendor, or consultant or agent contacts Employee about discontinuing business with Employer or moving that business elsewhere, Employee will inform such client, customer, policyholder, vendor, consultant or agent that he or she cannot discuss the matter further without the consent of Employer (and the applicable Affiliate).

Section 10. Non-Compete. Employer agrees to disclose to Employee and Employee agrees to receive from Employer Confidential Information (as set forth above) which would provide competitors of Employer with an unfair advantage. In consideration for such disclosure by Employer, Employee agrees as follows:

(a) Competition During Employment. Employee agrees that during the term of his employment with Employer, neither he nor any of his Affiliates (Employee’s Affiliates is defined as any legal entity in which Employee directly or indirectly owns at least a 25% interest) will directly or indirectly compete with Employer or its Affiliates in any way in any business in which Employer or its Affiliates is engaged in, and that he will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business of the same nature as, or in competition with the businesses in which Employer and its Affiliates are now engaged or in which Employer or its Affiliates become engaged during the term of employment; provided, however, that this Section 10(a) shall not prohibit Employee or any of his Affiliates from purchasing or holding an aggregate equity interest of up to 10% in any publicly traded business in competition with Employer and its Affiliates, so long as Employee and his Affiliates combined do not purchase or hold an aggregate equity interest of more than 10%. Furthermore, Employee agrees that during the term of employment, he will not accept any board of director seat or officer role or undertake any planning for the organization of any business activity competitive with Employer and Employee will not combine or conspire with any other employees of Employer and its Affiliates for the purpose of the organization of any such competitive business activity.

(b) Competition Following Employment. In order to protect Employer against the unauthorized use or the disclosure of any Confidential Information of Employer and its Affiliates presently known or hereinafter obtained by Employee during his employment under this Agreement, Employee agrees that for a period of twelve (12) months following the termination of this Agreement for any reason, neither Employee nor any of his Affiliates, shall, directly or indirectly, for itself or himself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity):

(i) engage or participate in any business which engages in competition with such businesses being conducted by Employer or any of its Affiliates during the term of employment anywhere in any state in the United States or in any foreign country where Employer or any of its Affiliates is engaged; or

(ii) assist or finance any person or entity in any manner or in any way inconsistent with the intents and purposes of this Agreement.

Notwithstanding the foregoing, the non-compete provision of this Section 10 shall not prevent Employee from serving on the Board of Directors of Link Labs, Inc. or continuing to serve as an advisor to Link Labs, Inc.

Section 11. Right to Indemnification. To the fullest extent permitted under the Employer’s charter documents, D&O Insurance, and law, Employer shall indemnify, defend, and hold harmless Employee from and against any and all actions, costs, damages, expenses, fees (including, but not limited to and without limitation, all court costs, mediation costs, arbitration costs, and attorneys' costs, expenses, and fees, at all levels), fines, judgments, penalties, proceedings, settlements, and suits, whether civil, criminal, administrative, or investigative, brought or threatened against or incurred by Employee by reason of the fact that he is or was an employee of Employer or is or was serving at the request of Employer as an employee, representative, consultant, or agent of another entity, provided that with respect to the matters giving rise to indemnification the Employee was not guilty of gross negligence, fraud, willful breach of this Agreement or a willful illegal act. The right to indemnification conferred in this Section 11 shall include the right to be paid by Employer the costs, fees, and expenses incurred by Employee in defending any such action, proceeding, or suit in advance of its final disposition; provided, however, that, if applicable law requires, such advancement shall be made only upon delivery to Employer of an undertaking by Employee to repay all amounts so advanced if Employee is determined upon final adjudication to not be entitled such advances. This Section 11 shall survive any expiration or termination of this Agreement or Employee’s employment hereunder and shall inure to the benefit of Employee’s heirs, executors and administrators.

Section 12. General.

(a) Notices. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally and evidenced by a signed receipt of delivery or if mailed by certified mail, return receipt requested or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party in accordance with this Section 12(a):

If to Employer, to:

IOTA Communications, Inc.
540 Union Square
New Hope, Pennsylvania,18938
Attention: President and CEO

If to Employee, to Employee’s last known address appearing on Employer’s records.

(b) Withholding. All payments required to be made to Employee by Employer under this Agreement shall be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law and such amounts, if any, as Employee shall authorize in connection with benefit plans in which Employee is a participant.

(c) Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by Employee of his obligations under any of Sections 7, 8, 9, and 10, Employer shall suffer immediate and irreparable injury and shall have no adequate remedy at law. Accordingly, in event of such breach or threatened breach, Employer shall be entitled, in addition to other remedies and without showing actual damages, to specific performance and other appropriate injunctive and equitable relief. To the extent permitted by applicable law, Employer shall not be obligated to provide a bond for any such injunction.

(d) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be modified as to duration or geography to the minimum extent necessary to make it legal, valid and enforceable and as so modified enforced. If any such provision cannot be modified to be made legal, valid and enforceable, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(e) Effect on Other Agreements. This Agreement modifies and amends, to the extent necessary to give effect to the provisions hereof, any Stock Option Agreement, Stock Grant, or other contract relating to the issuance of benefits under Employer’s benefit plans.

(f) Waivers. No delay or omission by either party in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

(g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(h) Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

(i) Interpretation of Agreement. This Agreement shall be construed according to its fair meaning and not for or against either party. The Parties have each been represented by counsel (or advised of their right to be represented by counsel and waived such right) and have participated in the drafting of this Agreement. No rule of construction or interpretation shall be applied that construes any provision against a Party because it was drafted by such Party. Use of the words “herein,” “hereof,” “hereto,” “hereunder” and the like in this Agreement refer to this Agreement only as a whole and not to any particular section or subsection of this Agreement, unless otherwise noted. The masculine gender shall be deemed to denote the feminine or neuter genders, the singular to denote the plural, and the plural to denote the singular, where the context so permits.

(j) Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and shall be enforceable by the personal representatives and heirs of Employee and the successors and assigns of Employer. The Affiliates of Employer shall be considered third party beneficiaries of this Agreement with respect to any services provided by Employee to them and in connection with Employee’s covenants in Sections 7, 8, 9 and 10 hereof. Employer may assign this Agreement to any person. If Employee dies while any amounts would still be payable to him hereunder, such amounts shall be paid to Employee’s estate. This Agreement is not otherwise assignable by Employee.

(k) Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by each of the parties hereto.

(l) Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of New York, without regard to its choice of law principles.

(m) Arbitration. Without limiting Employer’s right to seek equitable remedies under Section 12(c) above, Employer and Employee agree that any dispute or controversy arising under or in connection with this Agreement shall be settled first by attendance at a mandatory mediation process and, if not resolved by mediation, by arbitration. If the parties are unable to agree on a mediator, either party may petition a Lehigh County Pennsylvania state district court judge for assistance in selecting a mediator. Arbitration under this Agreement shall be governed by the Federal Arbitration Act and proceed in Allentown, Pennsylvania in accordance with the rules of the American Arbitration Association (“AAA”). Arbitration will be conducted before a panel of three neutral arbitrators selected from an AAA list of proposed arbitrators with business law experience. Either party may take any legal action needed to protect any right pending completion of the arbitration. The arbitrator will determine whether an issue is arbitrable and will give effect to applicable statutes of limitation. The arbitrator has the discretion to decide, upon documents only or with a hearing, any motion to dismiss for failure to state a claim or any motion for summary judgment. Discovery shall be governed by the Federal Rules of Civil Procedure and the Federal Rules of Evidence. All information developed by the arbitration or litigation shall be held in confidence subject to such protective orders as the arbitrator deems useful to ensure complete confidentiality. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction over the parties. The party against whom the arbitrator decides shall pay all costs of the arbitration proceeding or litigation to enforce the arbitration award.

EXHIBIT 10.2

(n) Employee Representations. Employee represents and certifies to Employer that he: (i) has received a copy of this Agreement for review and study and has had ample time to review it before signing; (ii) has read this Agreement carefully; (iii) has been given a fair opportunity to discuss and negotiate the terms of this Agreement; (iv) understands its provisions;
(v) has had the opportunity to consult his attorney; (vi) has determined that it is in his best interest to enter into his Agreement; (vii) has not been influenced to sign this Agreement by any statement or representation by Employer or its counsel not contained in this Agreement; and
(viii) enters into this Agreement knowingly and voluntarily.

EXECUTED as of the date and year first above written.

                                     EMPLOYER:

                                     IOTA Communications, Inc.

                                    By:_/s/ Terrence DeFranco
                                    Name: Terrence DeFranco

                                    EMPLOYEE:

                                    /s/ Brian Ray
                                       Name: Brian Ray